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                                                                   Exhibit 10.3

                          STOCK PURCHASE AGREEMENT

            THIS STOCK PURCHASE AGREEMENT, entered into as of April 10, 1997 (the "Closing Date"), is by and among CONTINUCARE CORPORATION ("CONTINUCARE"), a Florida corporation; and CONTINUCARE MEDICAL MANAGEMENT INC., a Florida corporation ("SUBSIDIARY") (Continucare and Subsidiary are collectively referred to as the "Buyer"); ARTHRITIS & RHEUMATIC DISEASE SPECIALTIES, INC., a Florida corporation (the "Company"); and SHERIDAN HEALTHCARE INC. ("SHERIDAN"), a Delaware corporation.

                             PRELIMINARY STATEMENTS

         1. Sheridan owns of record and beneficially all of the issued and outstanding capital stock of the Company, consisting of one hundred (100) shares of the Company's Common Stock, $0.01 Company value per share (the shares are referred to in this Agreement as the "Company Shares").

         2. Sheridan desires to sell all of the Company Shares to Buyer, and Buyer desires to acquire all of the Company Shares.

         3. Subsidiary is a wholly owned subsidiary of Continucare.

            NOW, THEREFORE, in order to consummate the purchase and sale of the Company Shares and in consideration of the mutual agreements contained in this Agreement, the Company agree as follows:

                                    AGREEMENT

                                    SECTION 1

                        SALE OF SHARES AND PURCHASE PRICE

            1.1 Transfer of Company Shares. At the Closing, Sheridan shall deliver or cause to be delivered to Subsidiary certificates representing all of the Company Shares owned by Sheridan, as listed on Exhibit A. Those stock certificates shall be duly endorsed in blank for transfer or shall be presented with stock powers duly executed in blank, with signature guarantees and other documents which may be reasonably required by Subsidiary to effect a valid transfer of the Company Shares by Sheridan, free and clear of any and all liens, encumbrances, charges or claims. Sheridan, by execution of this Agreement, appoints Subsidiary as their attorney-in-fact to effectuate transfer of the Company Shares at the Closing (as defined below).

            1.2 Purchase Price and Payment. In consideration of the sale by Sheridan to Subsidiary of the Company Shares, in reliance upon the representations and warranties of Sheridan and the Company contained in this Agreement and made at the Closing and subject to the satisfaction of all of the conditions contained in this Agreement, Subsidiary agrees that


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simultaneously with the execution and delivery of this Agreement, it will deliver to Sheridan the amount specified in Exhibit A-1 by bank cashier check or by wire transfer of immediately available funds (the "Closing Funds").

               1.3 Time and Place of Closing. The closing of the purchase and sale provided for in this Agreement (the "Closing") shall be held at the offices of Buyer at 100 SE Second Street, 36th Floor, Miami, Florida on April 10, 1997 or at another place or an earlier or later date or time as may be mutually agreed upon by the Company.

               1.4 Further Assurances. Sheridan and Buyer from time to time after the Closing, shall execute and deliver further instruments of transfer and assignment and take all other actions as may be reasonably required to more effectively transfer and assign to, and vest in Subsidiary the Company Shares and all rights to the Company Shares, and to fully implement the provisions of this Agreement.

                                    SECTION 2

                         REPRESENTATIONS AND WARRANTIES
                           OF THE Company AND SHERIDAN

               2.1 Making of Representations and Warranties. As a material inducement to Buyer to enter into this Agreement and consummate the contemplated transactions, Sheridan and the Company make to Buyer the representations and warranties contained in this Section 2.

               2.2 Organization and Qualifications of the Company. The Company is a for profit corporation duly organized, validly existing and in good standing under the laws of Florida with full corporate power and authority to own or lease its properties and to conduct its business in the manner and in the places where those properties are owned or leased or that business is currently conducted or proposed to be conducted. The copies of the Company's Articles of Incorporation as amended to date and of the Company's by-laws, as amended to date delivered to Buyer's counsel, are complete and correct, and no amendments to them are pending. The Company is not in violation of any term of its Articles of Incorporation or By-laws. Sheridan shall deliver to Subsidiary a certified copy of the Company's Articles of Incorporation within five (5) business days after the Closing.

               2.3 Capital Stock of the Company; Beneficial Ownership.

                           (a) The authorized capital stock of the Company
consists of _________ (_______) shares of Common Stock, _____ Dollar ($______) Company value per share, of which ____________ (______) shares are duly and validly issued, outstanding, fully paid and non-assessable. There are no outstanding options, warrants, rights, commitments, preemptive rights or agreements of any kind for the issuance or sale of, or outstanding securities convertible into, any additional shares of capital stock of any class of the Company. None of the Company's capital stock issued to Buyer has been issued in violation of any federal or state law. Except as

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described in Schedule 2.3(a), there are no voting trusts, voting agreements, proxies or other agreements, instruments or undertakings with respect to the voting of the Company Shares to which the Company or any of the Stockholders is a party.

                  (b) Sheridan owns beneficially and of record the Company Shares listed opposite its name on Exhibit A free and clear of any liens, restrictions or encumbrances.

         2.4 Authority of Sheridan and the Company. Sheridan and the Company have the full right, authority and power to enter into this Agreement and each agreement, document and instrument to be executed and delivered by Sheridan and the Company pursuant to this Agreement and to carry out the contemplated transactions. The execution, delivery and performance by Sheridan and the Company of this Agreement and each other agreement, document and instrument have been duly authorized by all necessary action of Sheridan and the Company and no other action on the part of Sheridan or the Company is required. This Agreement and each agreement, document and instrument executed and delivered by Sheridan and the Company pursuant to this Agreement constitutes, or when executed and delivered will constitute, valid and binding obligations of Sheridan and the Company enforceable in accordance with their terms. The execution, delivery and performance by Sheridan and the Company of this Agreement and each agreement, document and instrument:

                  (a) does not and will not violate any provision of the Articles of Incorporation or by-laws of Sheridan or the Company;

                  (b) does not and will not violate any laws of the United States, or any state or other jurisdiction applicable to Sheridan or the Company or require Sheridan or the Company to obtain any approval, consent or waiver of, or make any filing with, any person or entity (governmental or otherwise) that has not been obtained or made except for the Consents (as defined below); and

                  (c) does not and will not result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which Sheridan or the Company is a Party or by which the property of Sheridan or the Company is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the Company's assets or the Company Shares, except as specifically identified on Schedule 2.4(iii)(c).

         2.5 Real and Personal Property.

                  (a) Leased Real Property. The Company has no leased real property (referred to as the "Leased Real Property").

                  (b) Personal Property. A complete description of the machinery,

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furniture, personalty and equipment of the Company is contained in Schedule
2.5(b). Except as specifically disclosed in that Schedule, the Company has good title to all of its personal property. None of the Company's personal property or assets is subject to any mortgage, pledge, lien, conditional sale agreement, security title, encumbrance or other charge except as specifically disclosed in that Schedule. Schedule 2.5(b) reflects all personal property of the Company. Except as otherwise specified in Schedule 2.5(b), all leasehold improvements, furnishings, machinery, personalty and equipment of the Company are in good repair, have been well maintained, and substantially comply with all applicable laws, ordinances and regulations, and those furnishings, personalty, machinery and equipment are in good working order.

         2.6   Financial Statements.

               (a) The Company has delivered to Buyer the following financial statements, copies of which are attached as Schedule 2.6: balance sheet of the Company dated as of December 31, 1996 (the "Base Balance Sheet") and statements of income, retained earnings and cash flows for the period then ended, which have been prepared by the Chief Financial Officer of Sheridan in accordance with Generally Accepted Accounting Principles ("GAAP"), are complete and correct in all material respects and present fairly in all material respects the financial condition of the Company at the dates of those statements and the results of its operations for the periods covered thereby. Notwithstanding anything in this agreement, the Company makes no representation, warranty or statement whatsoever regarding the Base Balance Sheet regarding any matter occurring, arising out of or relating to any matter prior to January 1, 1996. (this sentence is the "Caveat")

               (b) Taking the Caveat into consideration, as of the date of the Base Balance Sheet, the Company had no liabilities (which liabilities, when taken individually or in the aggregate, were material) of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown (including without limitation, liabilities as guarantor or otherwise with respect to obligations of others, liabilities for taxes due or then accrued or to become due, or contingent or potential liabilities relating to activities of the Company or the conduct of its business, regardless of whether claims had been asserted as of that date), except liabilities stated or adequately reserved against on the Base Balance Sheet, or reflected in Schedules furnished to Buyer pursuant to this Agreement as of the Closing Date.

               (c) Taking the Caveat into consideration, as of the Closing Date, the Company has not had and will not have any liabilities of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown (including without limitation, liabilities as guarantor or otherwise with respect to obligations of others, or liabilities for taxes due or then accrued or to become due or contingent or potential liabilities relating to activities of the Company or the conduct of its business, as the case may be, regardless of whether claims had been asserted as of those dates), except liabilities: (i) stated or adequately reserved against on the Base Balance Sheet or the notes to it; (ii) reflected in Schedules furnished to Buyer under this Agreement on the Closing Date; or, (iii) incurred after the date of the Base Balance Sheet in the ordinary course of business of the Company consistent with the terms of this Agreement.

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         2.7   Taxes.

               (a) Except for any matter whatsoever occurring, arising out of or relating to (collectively a "Matter") the time period prior to January 1, 1996 (the "Prior Period"). The Company has paid or caused to be paid all federal, state, local, foreign, and other taxes, including without limitation, income taxes, estimated taxes, alternative minimum taxes, excise taxes, sales taxes, use taxes, value-added taxes, gross receipts taxes, franchise taxes, capital stock taxes, employment and payroll-related taxes, withholding taxes, stamp taxes, transfer taxes, windfall profit taxes, environmental taxes and property taxes, whether or not measured in whole or in Part by net income, and all deficiencies, or other addition to tax, interest, fines and penalties owed by it through the Closing Date (collectively, "Taxes"), required to be Paid by it, whether disputed or not. Sheridan agrees to satisfy and pay any and all tax obligations arising from the operation of the Company or the Relevant Period

               (b) Except for any Matter from the Prior Period, the Company has, in accordance with applicable law filed all federal, state, local and foreign tax returns required to be filed by it and all these returns correctly and accurately contain the amount of any Taxes relating to the applicable period. A list of all federal, state, local and foreign income tax returns filed with respect to the Company for taxable periods beginning January 1, 1996 and ended on or after December 31, 1996 is provided in Schedule 2.7(b), and that Schedule indicates those returns that have been audited or currently are the subject of an audit. Sheridan acknowledges and agrees to provide Buyer with copies of all tax returns filed on behalf of the Company upon the filing of such returns

               (c) Neither the Internal Revenue Service nor any other governmental authority is now asserting or, to the knowledge of Sheridan or the Company, threatening to assert against the Company any deficiency or claim for additional Taxes. Except for any Matter from the Prior Period, no claim has ever been made by an authority in a jurisdiction where the Company does not file reports and returns that the Company is or may be subject to taxation by that jurisdiction for the period. Except for any Matter from the Prior Period, there are no security interests on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Taxes for the period. The Company has never entered into a closing agreement pursuant to
Section 7121 of the Internal Revenue Code of 1986, as amended (the "Code").

               (d) Except for any Matter from the Prior Period, except as described in Schedule 2.7(d), (i) no extension of time with respect to any date on which a tax return is to be filed by the Company is in force; (ii) no waiver or agreement by the Company is in force for the extension of time for the assessment or Payment of any Taxes; and, (iii) no agreement with any taxing authority is in force for an extension of the statute of limitations for an audit.

         2.8 Collectability of Accounts Receivable. Taking into consideration the Caveat, all of the accounts receivable of the Company shown or reflected on the Base Balance Sheet or existing at the Closing Date (less the reserve for bad debts set forth on the Base Balance Sheet) are or will be at the Closing valid and enforceable claims. Except for any Matter from the Prior Period, the

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Company has no accounts or loans receivable from any person, firm or corporation which is affiliated with the Company or from any director, officer or employee of the Company, except as disclosed on Schedule 2.8, and all accounts and loans receivable from any of these persons, firms or corporations shall be paid in cash prior to the Closing.

         2.9 Absence of Certain Changes. Taking into consideration the Caveat, except as disclosed in Schedule 2.9, since the date of the Base Balance Sheet there has not been:

                  (a) Any change in the financial condition, properties, assets, liabilities, business or operations of the Company, which change by itself or in conjunction with all other changes, whether or not arising in the ordinary course of business, has been materially adverse with respect to the Company;

                  (b) Any contingent liability incurred by the Company as guarantor or otherwise with respect to the obligations of others or any cancellation of any material debt or claim owing to, or waiver of any material right of the Company;

                  (c) Any mortgage, encumbrance or lien placed on any of the properties of the Company which remains in existence on the Closing Date;

                  (d) Any obligation or liability of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown (including without limitation liabilities for Taxes due or to become due or contingent or potential liabilities relating to services provided by the Company or the conduct of the business of the Company since the date of the Base Balance Sheet regardless of whether claims have been asserted), incurred by the Company;

                  (e) Other than in the ordinary course, any purchase, sale or other disposition, or any agreement or other arrangement for the purchase, sale or other disposition, of any of the properties or assets of the Company or the Company's business;

                  (f) Any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, assets or business of the Company;

                  (g) Any declaration, setting aside or Payment of any dividend by the Company, or the making of any other distribution in respect of the capital stock of the Company, or any direct or indirect redemption, purchase or other acquisition by the Company of its own capital stock;

                  (h) Any labor trouble or claim of unfair labor practices involving the Company; any change in the compensation payable or to become Payable by the Company to any of its officers, employees, agents or independent contractors other than normal merit increases in accordance with its usual practices; or any bonus Payment or arrangement made to or with any of its officers, employees, agents or independent contractors;

                  (i) Any change with respect to the officers or management of the Company;

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                  (j) Any Payment or discharge of a material lien or liability of the Company which was not shown on the Base Balance Sheet or incurred in the ordinary course of business thereafter;

                  (k) Any obligation or liability incurred by the Company to any of its officers, directors, stockholders or employees, or any loans or advances made by the Company to any of its officers, directors, stockholders or employees, except normal compensation and expense allowances Payable to officers or employees;

                  (1) Any change in accounting methods or practices, credit practices or collection policies used by the Company;

                  (m) Any other transaction entered into by the Company other than transactions in the ordinary course of business; or

                  (n) Any agreement or understanding whether in writing or otherwise, for the Company to take any of the actions specified in paragraphs
(a) through (m) above.

             2.10 Ordinary Course. Since the date of the Base Balance Sheet, the Company has conducted its business only in the ordinary course and consistently with its prior practices.

             2.11 Banking Relations. Not used in this agreement.

             2.12 Intellectual Property.

                  (a) Except for any Matter from the Prior Time Period except as described in Schedule 2.12(a), the Company has exclusive ownership of, or exclusive license to use, all patent, copyright, trade secret, trademark, or other proprietary rights (collectively, "Intellectual Property") used or to be used in the business of the Company as presently conducted or contemplated. Except for any Matter from the Prior Time Period, all of the rights of the Company in the Intellectual Property are freely transferable. Except for any Matter from the Prior Time Period, there are no claims or demands of any other person pertaining to any of the Intellectual Property and no proceedings have been instituted, or are pending or threatened, which challenge the rights of the Company. Except for any Matter from the Prior Time Period, the Company has the right to use, free and clear of claims or rights of other persons, all patient lists, processes, computer software, systems, data compilations, research results and other information required for or incident to its services or its business as presently conducted or contemplated.

                  (b) Except for any Matter from the Prior Time Period, the present and contemplated business, activities and products of the Company do not infringe any Intellectual Property of any other person. Except for any Matter from the Prior Time Period, no proceeding charging the Company with infringement of any adversely held Intellectual Property has been filed or is threatened to be filed. Except for any Matter from the Prior Time Period, the Company is not making unauthorized use of any confidential information or trade secrets of any person,

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including without limitation, any former employer of any past or present employee of Company.

         2.13 Contracts. Except for any Matter from the Prior Period, except for contracts, commitments, plans, agreements and licenses described in Schedule
2.13 (true and complete copies of which have been delivered to Buyer), the Company is not a Party to or subject to:

                  (a) any plan or contract providing for bonuses, pensions, options, stock purchases, deferred compensation, retirement payments, profit sharing, collective bargaining or the like, or any contract or agreement with any labor union;

                  (b) any employment contract or contract for services which requires the Payment of more than One Thousand Dollars ($1,000.00) annually or which is not terminable within thirty (30) days by the Company without liability for any penalty or severance Payment;

                  (c) any contract or agreement for the purchase of any service, commodity, material or equipment, except as otherwise disclosed in another schedule to this Agreement;

                  (d) any other contracts or agreements creating any obligations of the Company not specifically disclosed elsewhere under this Agreement;

                  (e) any contract or agreement which by its terms does not terminate or is not terminable without penalty by the Company or its successors within one year after the Closing Date;

                  (f) any contract containing covenants limiting the freedom of the Company to compete in any line of business or with any person or entity;

                  (g) any contract or agreement for the purchase of any fixed asset whether or not that purchase is in the ordinary course of business;

                  (h) any license agreement (as licensor or licensee);

                  (i) any indenture, mortgage, promissory note, loan agreement, guaranty or other agreement or commitment for the borrowing of money which directly or indirectly may affect the Company;

                  (j) any contract or agreement with any officer, employee, director or stockholder of the Company or with any persons or organizations controlled by or affiliated with any of them; or

                  (k) any contracts, agreements and understandings (collectively, the "Provider Agreements") with any Party regarding the provision of medical services to patients, including without limitation, any Provider Agreements with HMOs, PPOs, third Party payors, IPAs, PHOs, MSOs, employers, labor unions, hospitals, clinics, ambulatory surgery centers, Medicare

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intermediaries and Medicaid intermediaries.

              The Company is not in default under any contracts, commitments, plans, agreements or licenses described in that Schedule nor has any knowledge of conditions or facts which with notice or passage of time, or both, would constitute a default.

         2.14 Litigation, Investigations, Orders and Decrees. Except for any Matter from the Prior Period and except as listed on Schedule 2.14 or Schedule 2.15, there are no actions, suits, claims, governmental investigations or arbitration proceedings pending or, to the best of Sheridan and the Company's knowledge, threatened against or affecting the Company, the Company's employed or engaged physicians, nurses, technicians and allied health care professionals (individually, a "Health Care Provider" and collectively, the "Health Care Providers") , the Company or the business, assets, prospects or financial condition of the Company, and to the best of Sheridan and the Company's knowledge, there are no facts or circumstances which are reasonably likely to create a basis for any of the foregoing. Except as listed on Schedule 2.14, for the Relevant Period there are no outstanding orders, decrees or stipulations issued by any local, state or federal judicial authority in any proceeding to which the Company is or was a Party which may have an adverse effect on any of them.

         2.15 Medical Malpractice. Except for any Matter from the Prior Period and except as set forth on Schedule 2.15, there are no pending, and to the best of Sheridan and the Company's knowledge and belief, there are no threatened litigation, arbitration, claim or governmental, administrative or other proceedings (formal or informal), including, without limitation, any malpractice claims, Health Care Financing Administration, Agency for Health Care Administration, Office of the Inspector General, Department of Insurance, Department of Professional Regulation or Board of Medicine investigations, suits, notices of intent to institute, arbitration or proceedings, either administrative or judicial, involving the Company or any physician employed by the Company.

         2.16 Insurance. The physical properties and assets of the Company are insured to the extent disclosed in Schedule 2.16 (including all professional liability insurance policies) and all those insurance policies and arrangements are disclosed in that Schedule. Those insurance policies and arrangements are in full force and effect, all premiums with respect to those policies and arrangements are currently Paid, and the Company is in compliance in all material respects with their terms. That insurance is adequate and customary for the business engaged in by the Company and is sufficient for compliance by the Company with all requirements of law and all agreements and leases to which the Company is a Party. Buyer agrees that this insurance will no longer be in effect after the Closing Date and the Company shall be responsible for providing all legally and contractually required insurances at Closing and throughout the time periods legally and contractually required; and will provide Sheridan evidence of that insurance from time to time.

         2.17 Equity Investments. Not used in this Agreement.


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         2.18 Powers of Attorney. The Company does not have any outstanding powers of attorney.

         2.19 Finder's Fee. Except as provided in Schedule 2.19, neither Sheridan nor the Company has incurred or become liable for any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement.

         2.20 Licenses; Permits; Compliance. Sheridan, the Company and all physician employees of the Company, possess all licenses and other required governmental or official approvals, permits, consents and authorizations (as listed on Schedule 2.20 attached to this Agreement), the failure of which to possess would, individually or in the aggregate, have a material adverse effect on the business, financial condition, operations, prospects or results of operations of the Company. Except for any Matter from the Prior Period the Company is in compliance with: (i) the terms of all contractual obligations which directly or indirectly affect the Company; (ii) all laws, ordinances, statutes and regulations where noncompliance could have an adverse effect on the Company or its businesses, prospects or assets; and, (iii) all judgments, orders, rulings or other decisions of any governmental or other regulatory authority, court or arbitrator having jurisdiction over the Company. Except for any Matter from the Prior Period Sheridan and the Company have furnished to Buyer true and correct copies of all correspondence from all governmental authorities asserting that the Company is not, was not or may not have been in compliance with all applicable laws, rules, regulations, judgments, orders or decrees.

         2.21 Corporate Records; Copies of Documents. Except for any Matter from the Prior Period, the corporate record books of the Company accurately record all corporate action taken by the stockholders and board of directors and committees. Except for any Matter from the Prior Period, the copies of the corporate records of the Company, as made available to Buyer for review, are true and complete copies of the originals of those documents. Except for any Matter from the Prior Period, the Company has made available for inspection and copying by Buyer and its counsel true and correct copies of all documents referred to in this Section or in the Schedules delivered to Buyer pursuant to this Agreement.

         2.22 Transactions with Interested Persons. Except for any Matter from the Prior Period, except as disclosed on Schedule 2.22, neither the Company nor any of its "Affiliates"(such term shall hereinafter have the meaning set forth in Rule 405 promulgated by the SEC under the Securities Act of 1933, as amended), have any direct or indirect material interest or familial or business relationship or the Company's customers, Patients, suppliers, vendors, Payors or landlords.

         2.23 Employee Benefit Programs. Except for any Matter from the Prior Period, Schedule 2.23 to this Agreement sets forth a list of every employee program that has been maintained by the Company.

         2.24 Environmental Matters. Except for any Matter from the Prior Period, except as provided in Schedule 2.24 and except for biohazardous materials which have been disposed of in

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compliance with all applicable laws and regulations, the Company has not ever generated, transported, used, stored, treated, disposed of, or managed any Hazardous Waste (as defined below); and (i) no Hazardous Material (as defined below) has ever been or is threatened to be spilled, released, or disposed of at any site presently or formerly owned, operated, leased, or used by the Company, or has come to be located in the soil or groundwater at any such site for which the Company may have liability; (ii) no Hazardous Material has ever been transported from any site presently or formerly owned, operated, leased, or used by the Company for treatment, storage, or disposal at any other place for which the Company may have liability; (iii) the Company does not presently own, operate, lease, or use, any site on which underground storage tanks are or were located for which the Company may have liability; and, (iv) no lien has been imposed by any governmental agency or any property, facility, machinery, or equipment owned, operated, leased, or used by the Company in connection with the presence of any Hazardous Material.

         Except for any Matter from the Prior Period, the Company does not have any liability under, nor has the Company ever violated in any material respect, any Environmental Law (as defined below); and: (i) the Company and any property owned, operated, leased, or used by the Company and any facilities and operations on that property, are presently in compliance in all respects with all applicable Environmental Laws for which the Company may have liability; (ii) the Company has never entered into or been subject to any judgment, consent, decree, compliance order, or administrative order with respect to any environmental or health and safety matter or received any request for information, notice, demand letter, administrative inquiry, or formal or informal complaint or claim with respect to any environmental or health and safety matter or the enforcement of any Environmental Law for which the Company may have liability; and, (iii) the Company has no reason to believe that any of the items enumerated in clause (ii) of this paragraph will be forthcoming.

         No site owned, operated, leased, or used by the Company contains any asbestos or asbestos-containing material, any polychlorinated biphenyls (PCB) or equipment containing PCB, or any urea formaldehyde foam insulation for which the Company could be held liable.

         Except for any Matter from the Prior Period, Sheridan and the Company have provided to Buyer copies of all documents, records, and information available to Sheridan or the Company concerning any environmental or health or safety matter relevant to the Company, whether generated by others or by the Company, including, without limitation, environmental audits, environmental risk assessments, site assessments, documentation regarding off-site disposal of Hazardous Materials, spill control in plans, and reports, correspondence, permits, licenses, approvals, consents, and other authorizations related to environmental or health or safety matters issued by any governmental agency.

         For purposes of this Section 2.24: (i) "Hazardous Material, shall mean and include any hazardous material, hazardous substance, petroleum product, oil, toxic substance, pollutant, or contaminant, as defined or regulated under any Environmental Law, or any other substance which may pose a threat to the environment or to human health or safety, including without limitation,

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bio-hazardous materials; (ii) "Hazardous Waste" shall mean and include any hazardous waste as defined or regulated under any Environmental Law; (iii) "Environmental Law" shall mean any environmental or health and safety-related law, regulation, rule, ordinance, or by-law at the foreign, federal, state, or local level, whether existing as of the date of this Agreement, previously enforced, or subsequently enacted for which the Company could be held liable.

         2.25 List of Directors and Officers. Schedule 2.25 contains a true and complete list of all current directors and officers of the Company. In addition,
Schedule 2.25 contains a list of all managers, employees and consultants of the Company who, individually, have received or are scheduled to receive compensation from the Company for the period ending December 31, 1996. In each case that Schedule shall include the current job title and aggregate annual compensation of each individual.

         2.26 Disclosure; Accuracy of Documents and Exhibits. Taking the Caveat into consideration and the fact that neither Sheridan nor the Company has made or is making any representations, warranty or statement whatsoever regarding the Prior Period, the representations, warranties and statements contained in this Agreement and in the certificates, exhibits and schedules delivered by Sheridan and the Company pursuant to this Agreement to Buyer do not contain any untrue statement of a material fact, and, when taken together, do not omit to state a material fact required to be stated therein or necessary in order to make those representations, warranties or statements not misleading in light of the circumstances under which they were made. Taking the Caveat into consideration and the fact that neither Sheridan nor the Company has made or is making any representations, warranty or statement whatsoever regarding the Prior Period, there are no facts known to Sheridan or the Company which presently or may in the future have a material adverse affect on the business, properties, prospects, operations or condition of the Company which have not been specifically disclosed in this Agreement or in a Schedule furnished with this Agreement, other than general economic conditions affecting the health care industry.

         Taking the Caveat into consideration and the fact that neither Sheridan nor the Company has made or is making any representations, warranty or statement whatsoever regarding the Prior Period, all contracts, instruments, agreements and other documents delivered by Sheridan or the Company to Buyer or its agents for Buyer's or its agents' review in connection with this Agreement and the contemplated transactions, including articles of incorporation, by-laws, corporate minutes, stock record books and tax returns, are true, correct and complete copies of all those contracts, instruments, agreements and other documents. Taking the Caveat into consideration and the fact that neither Sheridan nor the Company has made or is making any representations, warranty or statement whatsoever regarding the Prior Period, all Exhibits and Schedules to this Agreement are true, correct and complete as of the Closing.

         2.27 Non-Foreign Status. The Company is not a "foreign person" within the meaning of Section 1445 of the Code and Treasury Regulations Section 1.1445-2.

         2.28 Employees; Labor Matters; Regulatory Compliance. The Company employs a total of __________________ (_____) full-time employees and generally enjoys good employer-employee relationships. Except for any Matter from the Prior Period, the Company is not delinquent in Payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed for it through the Closing Date or amounts required to be reimbursed to those employees. Upon termination of the employment of any of those employees, neither the Company, nor Buyer will by reason of the transactions contemplated under this Agreement or anything done prior to the Closing be liable to any of those employees for so-called "severance Pay" or any other Payments, except as described in Schedule 2.28. Except for any matter from the Prior Period, the Company has no policy, practice, plan or program of paying severance pay or any form of severance compensation in connection with the termination of employment, except as described in that Schedule. Except for any matter from the Prior Period, the Company is in compliance with all applicable laws and regulations including, without limitation, labor laws, employment laws, fair employment practice laws, occupational health and safety laws, disabilities laws, sexual harassment laws, work place safety and health laws, terms and conditions of employment and wage and hours laws and environmental laws. Except for any matter from the Prior Period, there are no charges of employment discrimination or unfair labor practices, nor are there any strikes, slowdowns, stoppages of work, or any other concerted interference with normal operations which are existing, pending or threatened against or involving the Company. Except for any matter from the Prior Period, no question concerning labor representation exists respecting any employees of the Company. Except for any matter from the Prior Period, there are no grievances, complaints or charges that have been filed against the Company under any dispute resolution procedure (including, but not limited to, any proceedings under any dispute resolution procedure under any collective bargaining agreement) that might have an adverse effect on the Company or the conduct of its business, and there is no arbitration or similar proceeding pending and no claim therefor has been asserted. Except for any matter from the Prior Period, no collective bargaining agreement is in effect or is currently being or is about to be negotiated by the Company. Except for any matter from the Prior Period, the Company has not received any information indicating that any of its employment policies or practices is currently being audited or investigated by any federal, state or local government agency. For the Relevant Period, the Company is, and at all times since, has been in compliance with the requirements of the Immigration Reform Control Act of 1986.

         2.29 Provider Agreements; Suppliers; Changes. Schedule 2.29 sets forth any third Party payor arrangement or agreement or Provider Agreement which accounts for more than five percent (5%) of the collections of the Company for the twelve months ended December 31, 1996, ("TPAs"). The relationships of the Company with its TPAs are good commercial working relationships. None of the TPAS has canceled, materially modified, or otherwise terminated its relationship with the Company, or has during the last twelve months decreased materially its use of the services of the Company, nor to the knowledge of Company, do any TPAS have any plan or intention to do any of the foregoing. Further, the Company has not received notice that any health plan, insurance plan, employer or any other TPA which has done business with the Company since January 1, 1996 intends to terminate, limit or restrict its relationship with the Company.

         2.30 Authorization from Others. Prior to the Closing Date, Sheridan and the Company will cooperate in Buyer's obtaining all authorizations, consents and permits of others required to permit the consummation by Sheridan and the Company of the transactions contemplated by this Agreement. Neither Sheridan nor the Company shall have any duty other than reasonable cooperation to obtain the consent of any landlord, lessor, third Party Payor or managed care company or any other Party with the Company requiring consent to the contemplated transaction (collectively the "Consent"); all of whom shall be the responsibility of Buyer to obtain.

         2.31 Notice of Default. Promptly upon the occurrence of, or promptly upon the Company becoming aware of the impending or threatened occurrence of, any event which would cause or constitute a breach or default, or would have caused or constituted a breach or default had that event occurred or been known to Sheridan or the Company prior to the Closing Date, of any of the representations, warranties of Sheridan and the Company contained in or referred to in this Agreement or in any Schedule or Exhibit referred to in this Agreement, Sheridan or the Company shall give detailed written notice to Buyer and Sheridan and the Company shall use their best efforts to prevent or promptly remedy the same.

         2.32 Consummation of Agreement. Sheridan and the Company shall use their best efforts to perform and fulfill all conditions and obligations on its Part to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be fully carried out. To this end, Sheridan and the Company will obtain prior to the Closing all necessary authorizations or approvals of its Board of Directors.

                                    SECTION 3

          REPRESENTATIONS AND WARRANTIES OF CONTINUCARE AND SUBSIDIARY

         3.1 Making of Representations and Warranties. As a material inducement to the Company and the Stockholders to enter into this Agreement and consummate the contemplated transactions, Continucare and Subsidiary each jointly and severally, hereby make the representations and warranties to Sheridan and the Company contained in this Section 3.

         3.2 Organization of Continucare and Subsidiary. Continucare and Subsidiary are each corporations duly organized, validly existing and in good standing under the laws of Florida with full corporate power to own or lease their respective properties and to conduct their respective businesses in the manner and in the places where those properties are owned or leased or that business is conducted by each of them.

         3.3 Authority of Continucare and Subsidiary. Continucare and Subsidiary each has the full right, authority and power to enter into this Agreement, and each agreement, document and instrument to be executed and delivered by them pursuant to this Agreement and to carry out the contemplated transactions. The execution, delivery and performance by both Continucare and Subsidiary of this Agreement, and each other agreement, document and instrument have been duly authorized by all necessary corporate action of both Continucare and Subsidiary and no other action on the Part of either Continucare or Subsidiary is required in connection therewith. This Agreement, and each other agreement, document and instrument executed and delivered by both Continucare and Subsidiary pursuant to this Agreement constitute, or when executed and delivered will constitute, valid and binding obligations of Buyer enforceable in accordance with their terms. The execution, delivery and performance by both Continucare and Subsidiary of this Agreement, and each agreement, document and instrument:

                  (a) does not and will not violate any provision of the Articles of Incorporation or by-laws of either of them;

                  (b) does not and will not violate any laws of the United States or of any state or any other jurisdiction applicable to either of them or require either of them to obtain any approval, consent or waiver of, or make any filing with, any person or entity (governmental or otherwise) which has not been obtained or made; and,

                  (c) does not and will not result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of any indenture, loan or credit agreement, or other agreement mortgage, lease, permit, order, judgment or decree to which either of them is a Party and which is material to the business and financial condition of either Continucare or Subsidiary and their parent and affiliated organizations on a consolidated basis.

                  3.4 Litigation. There is no litigation pending or, to its knowledge, threatened against either Continucare or Subsidiary which would prevent or hinder the consummation of the transactions contemplated by this Agreement.

                  3.5 Finder's Fee. Buyer has not incurred or become liable for any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement.


                                    SECTION 4

                               COVENANTS OF BUYER

                  4.1 Making of Covenants and Agreement. Buyer hereby makes the covenants and agreements in this Section 4.

                  4.2 Confidentiality. Buyer jointly and severally agrees that, unless and until the Closing has been consummated, Buyer and its officers, directors, agents and representatives will hold in strict confidence, and will not use any confidential or proprietary data or information obtained from Sheridan or the Company with respect to the business or financial condition of

Sheridan or the Company except for the purpose of evaluating, negotiating and completing the transaction contemplated hereby. Information generally known in the industries of Sheridan or the Company or which has been disclosed to Buyer by a third Company which has a right to do so shall not be deemed confidential or proprietary information for purposes of this agreement. If the transaction contemplated by this Agreement is not consummated, Buyer and its officers, directors, agents and representatives will return to Sheridan or the Company (or certify that it has destroyed) all copies of data and information, including but not limited to financial information, Customer lists, business and corporate records, worksheets, test reports, tax returns, lists, memoranda, and other documents prepared by or made available to Buyer in connection with the transaction.

               4.3 Consummation of Agreement. Buyer shall use its best efforts to perform and fulfill all conditions and obligations on its Part to be performed and fulfilled under this agreement, to the end that the transactions contemplated by this agreement shall be fully carried out. To this end, Buyer will obtain prior to the Closing all necessary authorizations or approvals of its Board of Directors, lessors, landlords, managed care plans and third Party Payors.

                                    SECTION 5

                           CONDITIONS FOR CLOSING AND
                              PROCEDURE FOR CLOSING

               5.1 Conditions to the obligations of Buyer. The obligation of Buyer to consummate this Agreement and the contemplated transactions are subject to the fulfillment, prior to or at the Closing, of the following conditions precedent:

                  (a) Representations; Warranties; Covenants. Each of the representations and warranties of Sheridan and the Company contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing; and Sheridan and the Company shall, on or before the Closing, have performed all of their obligations under this Agreement which by the terms are to be performed on or before the Closing.

                  (b) No Material Change. There shall have been no material adverse change in the financial condition, prospects, properties, assets, liabilities, business or operations of the Company since the date of the Base Balance Sheet, whether or not in the ordinary course of business.

                  (c) Approval of Buyer's Counsel. All actions, proceedings, instruments and documents required to carry out this Agreement and the contemplated transactions and all related legal matters contemplated this Agreement shall have been approved by counsel for Buyer that counsel shall have received on behalf of Buyer all other certificates, opinions, and documents in form satisfactory to counsel, as Buyer may reasonably require from Sheridan or the Company to evidence compliance with the terms and conditions of this Agreement as of the Closing and the correctness as of the Closing of the representations and warranties of Sheridan and the Company and the fulfillment of their respective covenants.

                  (d) No Litigation. There shall have been no determination by Buyer, acting in good faith, that the consummation of the transactions contemplated by this Agreement has become inadvisable or impracticable by reason of the institution or threat by any person or any federal, state or other governmental authority of litigation, proceedings or other action against Buyer, Sheridan or the Company or any material adverse change in the laws or regulations applicable to the Company.

                  (e) Consents. Sheridan and the Company shall have made all filings with and notifications of governmental authorities, regulatory agencies and other entities required to be made by the Company in connection with the execution and delivery of this Agreement, the performance of the contemplated transactions and the continued operation of the business of the Company by Buyer subsequent to the Closing; and the Company and Buyer shall have received all authorizations, waivers, consents and permits, in form and substance reasonably satisfactory to Buyer, from all third Company, including, without limitation, applicable governmental authorities, regulatory agencies, lessors, lenders and contract Company, required to permit the continuation of the business of the Company and the consummation of the transactions contemplated by this Agreement, and to avoid a breach, default, termination, acceleration or modification of any material indenture, loan or credit agreement or any other material agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award as a result of, or in connection with, the execution and performance of this Agreement.

                  (f) Acquisition Audits. Not used in this Agreement.

                  (g) Employee Programs. The Company shall have taken all steps necessary under the relevant documents and applicable law to maintain the qualification of each Employee Program identified on Schedule 2.23 notwithstanding the purchase of the Company Shares by Buyer.

                  (h) Resignations. The Company shall have delivered to Buyer the resignations of all of the Directors of the Company and of all officers of the Company as may be requested by Buyer at least five days prior to the Closing, those resignations to be effective at the Closing.

                  (i) Satisfaction of Obligations. Sheridan shall pay in full the Company's outstanding debts and obligations which were incurred during the Relevant Period and prior to the Closing Date and which were then due or payable on or before the Closing Date, including without limitation, all pension plan contribution, professional fees (accounting and legal fees), taxes and accounts payable and the Company shall provide the Buyer with evidence of those satisfactions. In addition, a proration shall be done for all accrued, but unpaid expenses such as payroll, rent and vacation as of the Closing Date.

               5.2 Conditions to Obligations of the Company and Sheridan. The obligation of Sheridan and the Company to consummate this Agreement and the contemplated transactions is subject to the fulfillment, prior to or at the Closing, of the following conditions precedent:

                  (a) Representations; Warranties; Covenants. Each of the representations and warranties of Buyer contained in Section 3 shall be true and correct in all material respects as though made on and as of the Closing and Buyer shall, on or before the Closing, have performed all of its obligations under this Agreement which by the terms are to be performed on or before the Closing.

                  (b) Approval of the Company's Counsel. All actions, proceedings, instruments and documents required to carry out this Agreement and the contemplated transactions and all related legal matters contemplated by this agreement shall have been approved by Jay Marcus, Esq., in his capacity as General Counsel for Sheridan and the Company, and that counsel shall have received on behalf of Sheridan and the Company all other certificates, opinions and documents in form satisfactory to that counsel as Sheridan may reasonably require from Buyer to evidence compliance with the terms and conditions of this Agreement as of the Closing and the correctness as of the Closing of the representations and warranties of Buyer and the fulfillment of its covenants.

                  (c) No Litigation. There shall have been no determination by the Company or Sheridan, acting in good faith, that the consummation of the transactions contemplated by this Agreement has become inadvisable or impracticable by reason of the institution or threat by any person or any federal, state or other governmental authority of material litigation, proceedings or other action against Buyer, Sheridan or the Company.

      Section 5.3 Procedure at the Closing. At the Closing, the Company agree to take the following steps in the order listed below (provided, however, that upon their completion all of these steps shall be deemed to have occurred simultaneously):

                  (a) legal counsel for Sheridan and the Company shall deliver a legal opinion to the Buyer in substantially the form of Exhibit C attached to this Agreement;

                  (b) legal counsel for the Buyer shall deliver a legal opinion to Sheridan in substantially the form of Exhibit D attached to this Agreement;

                  (c) Sheridan and the Company shall execute and deliver resolutions adopted by the board of directors of Sheridan and the Company approving the transactions contemplated by this Agreement, certified by the corporate secretary of Sheridan and the Company;

                  (d) the Buyer shall execute and deliver resolutions adopted by the board of directors of the Buyer approving the transactions contemplated by this Agreement, certified by the corporate secretary of the Buyer;

                  (e) the Company shall deliver to the Buyer a Certificate of Sheridan and the Company's President dated as of the Closing to the effect that the statements contained in Sections 5.1(a) and (b) are true and correct;

                  (f) the Buyer shall deliver to the Company a Certificate of the Buyer's President dated as of the Closing Date to the effect that the statements contained in Section 5.2(a) are true and correct;

                  (g) the Buyer shall deliver the Closing Funds to Sheridan;

                  (h) Not used in this Agreement.

                  (i) NOT USED IN THIS AGREEMENT

                  (j) Sheridan shall deliver stock certificates to the Buyer and shall execute and deliver stock powers of attorney and any other documentation necessary to effectuate a transfer of the Company Stock to the Buyer;

                  (k) the Buyer shall deliver to the Company a Certificate of Good Standing issued by the Secretary of State of Florida;

                  (l) the Company shall deliver to the Buyer a Certificate of Good Standing issued by the Secretary of State of Florida.

                  (m) the transfer of Sheridan's Post Office Box where it receives Payment of accounts receivable for the Company.

                                    SECTION 6

                  RIGHTS AND OBLIGATIONS SUBSEQUENT TO CLOSING

             6.1 Survival of Warranties. Each of the representations, warranties, agreements, covenants and obligations in this Agreement or in any schedule, exhibit, certificate or financial statement delivered by any Party to the other Party incident to the contemplated transactions are material, shall be deemed to have been relied upon by the other Party and shall survive the Closing regardless of any investigation and shall not merge in the performance of any obligation by either Party to this Agreement for a time period ending on April 10, 1999.

             6.2 Access to Sheridan's Computer System. Sheridan shall provide a representative of Buyer with access to its computer system, Patient billing and collection records, during normal business hours for a period not to exceed 180 days in order for Buyer to collect any and all accounts receivable existing as of the Closing Date. In addition, Sheridan agrees to train Buyer's representative on the use of Sheridan's billing systems.

                                    SECTION 7

                                 INDEMNIFICATION

               7.1 Indemnification by the Stockholders. Sheridan agrees subsequent to the Closing to indemnify and hold the Company, Buyer and its subsidiaries and affiliates and persons serving as officers, directors, partners or employees of the Company or Buyer (individually a "Buyer Indemnified Party" and collectively the "Buyer Indemnified Company") harmless from and against any damages, liabilities, losses, taxes, fines, penalties, costs, and expenses (including, without limitation, reasonable fees of counsel) of any kind or nature whatsoever (whether or not arising out of third-Party claims and including all amounts Paid in investigation, defense or settlement of the foregoing) which may be sustained or suffered by any of them arising out of or based upon any of the following matters:

                  (a) fraud, intentional misrepresentation or a deliberate or wilful breach by Sheridan or the Company of any of their representations, warranties or covenants under this Agreement or in any certificate, schedule or exhibit delivered pursuant to this Agreement;

                  (b) any other breach of any representation, warranty or covenant of Sheridan or the Company under this Agreement or in any certificate, schedule or exhibit delivered pursuant to this Agreement, or by reason of any claim, action or proceeding asserted or instituted growing out of any matter or thing constituting a breach of those representations, warranties or covenants; and

                  (c) Except for any Matter from the Prior Period any liability of the Company for Taxes arising from an event or transaction as a result of the Closing which have not been Paid or provided for by the Company, including without limitation, any increase in Taxes due to the unavailability of any loss or deduction claimed by the Company. Notwithstanding the provisions of Section 7.1, Sheridan has no obligation whatsoever to indemnify any Party for any Matter whatsoever from the Prior Period or pertaining in any Part to the Caveat.

               7.2 Limitations on Indemnification by the Buyer. No indemnification shall be Payable pursuant to Subsection 7.1(b) above to any Buyer Indemnified Party, unless the total of all claims for indemnification pursuant to Section 7.1 shall exceed Fifty Thousand Dollars ($50,000.00) in the aggregate, whereupon the full amount of claims in excess of $50,000.00 shall be recoverable in accordance with the terms of this Agreement. Furthermore, notwithstanding anything in this agreement no claim for indemnification shall survive the Closing Date only for a period of two (2) years.

               7.3 Indemnification by Buyer. Buyer agrees to indemnify and hold Sheridan harmless from and against any damages, liabilities, losses and expenses (including, without limitation, reasonable fees of counsel) of any kind or nature whatsoever (whether or not arising out of third-Party claims and including all amounts Paid in investigation, defense or settlement of the foregoing) which may be sustained or suffered by Sheridan out of or based upon any breach of any representation, warranty or covenant made by Buyer in this Agreement or in any certificate delivered by Buyer under this Agreement, or by reason of any claim, action or proceeding asserted or instituted growing out of any matter or thing constituting that breach.

               7.4 Limitation on Indemnification by Buyer. No indemnification pursuant to Section 7.3 shall be Payable to Sheridan, unless the total of all claims for indemnification pursuant to Section 7.3 shall exceed Fifty Thousand Dollars ($50,000.00) in the aggregate, whereupon the full amount of all claims shall be recoverable in accordance with the terms of this Agreement. Furthermore, notwithstanding anything in this Agreement, no claim for indemnification may be made after April 10, 1999.

               7.5 Notice; Defense of Claims. An indemnified Party may make claims for indemnification under this Agreement by giving written notice of the claim to the indemnifying Party within the period in which indemnification claims can be made under this Agreement. If indemnification is sought for a claim or liability asserted by a third Party, the indemnified Party shall also give written notice of the claim to the indemnifying Party promptly after it receives notice of the claim or liability being asserted, but the failure to do so shall not relieve the indemnifying Party from any liability except to the extent that it is prejudiced by the failure or delay in giving that notice. The notice shall summarize the bases for the claim for indemnification and any claim or liability being asserted by a third Party. Within twenty (20) days after receiving any notice, the indemnifying Party shall give written notice to the indemnified Party stating whether it disputes the claim for indemnification and whether it will defend against any third Party claim or liability at its own cost and expense. If the indemnifying Party fails to give notice that it disputes an indemnification claim within twenty (20) days after receipt of notice of the claim, it shall be deemed to have accepted and agreed to the claim, which shall become immediately due and Payable. The indemnifying Party shall be entitled to direct the defense against a third Party claim or liability with counsel selected by it (subject to the consent of the indemnified Party, which consent shall not be unreasonably withheld) as long as the indemnifying Party is conducting a good faith and diligent defense. The indemnified Party shall at all times have the right to fully participate in the defense of a third Party claim or liability at its own expense directly or through counsel; provided, however, that if the named Company to the action or proceeding include both the indemnifying Party and the indemnified Party and the indemnified Party is advised that representation of both Company by the same counsel would be inappropriate under applicable standards of professional conduct, the indemnified Party may engage separate counsel at the expense of the indemnifying Party. If no notice of intent to dispute and defend a third Party claim or liability is given by the indemnifying Party, or if that good faith and diligent defense is not being or ceases to be conducted by the indemnifying Party, the indemnified Party shall have the right, at the expense of the indemnifying Party, to undertake the defense of that claim or liability (with counsel selected by the indemnified Party), and to compromise or settle it, exercising reasonable business judgment. If the third Party claim or liability is one that by its nature cannot be defended solely by the indemnifying Party, then the indemnified Party shall make available all information and assistance as the indemnifying Party may reasonably request and shall cooperate with the indemnifying Party in that defense, at the expense of the indemnifying Party.

                                    SECTION 8

                                  MISCELLANEOUS

               8.1 Fees and Expenses.

                  (a) Except as contained herein, each of the Company will bear its own expenses in connection with the negotiation and the consummation of the transactions contemplated by this Agreement, and no expenses of Sheridan or the Company relating in any way to the purchase and sale of the Company Shares under this Agreement and the contemplated transactions, including without limitation legal, accounting or other professional expenses of Sheridan or the Company shall be charged to or Paid by the Company or Buyer.

                  (b) Sheridan will Pay all costs incurred, whether at or subsequent to the Closing, in connection with the transfer of the Company Shares to Buyer as contemplated by this Agreement, including without limitation, all transfer taxes and charges applicable to that transfer, and all costs of obtaining permits, waivers, registrations or consents with respect to any assets, rights or contracts of the Company.

               8.2 Governing Law. This Agreement shall be construed under and governed by the internal laws of the State of Florida without regard to its conflict of laws provisions.

               8.3 Notices. Any notice, request, demand or other communication required or permitted under this Agreement shall be in writing and shall be deemed to have been given if delivered or sent by facsimile transmission, upon receipt, or if sent by registered or certified mail, upon the sooner of the date on which receipt is acknowledged or the expiration of three days after deposit in United States post office facilities properly addressed with postage prepaid. All notices to a Party will be sent to the addresses listed below or to any other address or person as a Party may designate by notice to each other Party under this Agreement:

       if to Sheridan:                Sheridan Healthcare, Inc.
                                      4651 Sheridan Street, Suite 400
                                      Hollywood, Florida 33021
                         Attention:   Jay A. Marcus, Esq. Vice President
                                      and General Counsel

       if to the Company:             Arthritis & Rheumatic Disease
                                      Specialties, Inc.
                                      4651 Sheridan Street, Suite 400
                                      Hollywood, FL 33021
                         Attention:   Jay A. Martus, Esq. Vice President
                                      and General Counsel

       if to the Buyer:               ContinuCare Corporation
                                      100 SE Second Street, 36th Floor
                                      Miami, Florida 33131
                         Attention:   Susan Tarbe, Esq. Executive V.P.
                                      and General Counsel
         with a copy to:              Jay A. Ziskind, Esq.
                                      Ziskind & Arvin, P.A.
                                      444 Brickell Avenue
                                      Suite 905
                                      Miami, Florida 33131

Any notice given under this Agreement may be given on behalf of any Party by his counsel or other authorized representatives.

               8.4 Entire Agreement. This Agreement, including the Schedules and Exhibits referred to in this Agreement and the other writings specifically identified in this Agreement or contemplated by this Agreement, is complete, reflects the entire agreement of the Company with respect to its subject matter, and supersedes all previous written or oral negotiations, commitments and writings. No promises, representations, understandings, warranties and agreements have been made by any of the Company to this Agreement except as referred to in this Agreement or in its Schedules and Exhibits or in other writings; and all inducements to the making of this Agreement relied upon by either Party to this Agreement have been expressed in this Agreement or in the Schedules or Exhibits or in other writings.

               8.5 Assignability; Binding Effect. This Agreement shall only be assignable by Buyer to a corporation or partnership controlling, controlled by or under common control with Buyer upon written notice to Sheridan and the Company. This Agreement may not be assigned by Sheridan or the Company without the prior written consent of Buyer. This Agreement shall be binding upon and enforceable by, and shall inure to the benefit of, the Company to this Agreement and their respective successors and permitted assigns.

               8.6 Captions and Gender. The captions in this Agreement are for convenience only and shall not affect the construction or interpretation of any term or provision of this Agreement. The use in this Agreement of the masculine pronoun in reference to a Party to this Agreement shall be deemed to include the feminine or neuter, as the context may require.

               8.7 Execution in Counterparts. For the convenience of the Company and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

               8.8 Amendments. This Agreement may not be amended or modified, nor may compliance with any condition or covenant contained in this Agreement be waived, except by a writing duly and validly executed by each Party to this Agreement, or in the case of a waiver, the Party waiving compliance.

               8.9 Severability. The invalidity or unenforceability of any one or more of the words, phrases, sentences, clauses, or sections contained in this Agreement shall not affect the validity or enforceability of the remaining provisions of this Agreement or any Part of any provision, all of which are inserted conditionally on their being valid in law, and in the event that any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall be declared invalid or unenforceable, this Agreement shall be construed as if the invalid or unenforceable word or words, phrase or phrases, sentence or sentences, clause or clauses, or section or sections had not been inserted or shall be enforced as nearly as possible according to their original terms and intent to eliminate any invalidity or unenforceability. If any invalidity or unenforceability is caused by the length of any period of time or the size of any area contained in any Part of this Agreement, the period of time or area, or both, shall be considered to be reduced to a period or area which would cure the invalidity or unenforceability.

               8.10 Litigation; Prevailing Party. Except as otherwise required by applicable law or as expressly provided in this Agreement, in the event of any litigation, including appeals, with regard to this Agreement, the prevailing Party shall be entitled to recover from the non-prevailing Party all reasonable fees, costs, and expenses of counsel (at pre-trial, trial and appellate levels).

               8.11 Publicity. Subject to applicable law, all press releases and other publicity, except as required by applicable law, concerning the transactions contemplated by this Agreement will be subject to the prior review and approval of Sheridan, the Company and the Buyer, provided that the approval shall not be unreasonably withheld or delayed.

               8.12 No Breach. The Company agrees that the execution of this Agreement shall not be deemed to be an assignment of any contract where consent to that assignment is required by the terms of that contract provided, however the Buyer shall obtain the Consents, and assume and discharge all obligations relating to those consents.

               8.13 Construction. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the Party causing this Agreement to be drafted, including any presumption of superior knowledge or responsibility based upon a Party's business or profession or any professional training, experience, education or degrees of any member, agent, officer of employee of any Party. If any words in this Agreement have been stricken out or otherwise eliminated (whether or not any other words or phrases have been added) and the stricken words initialed by the Party against whom the words are construed, then this Agreement shall be construed as if the words so stricken out or otherwise eliminated were never included in this Agreement and no implication or inference shall be drawn from the fact that those words were stricken out or otherwise eliminated.

               8.14 Jurisdiction; Venue; Inconvenient Forum; Jury Trial. ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, OR ANY JUDGMENT ENTERED BY ANY COURT IN RESPECT TO THIS AGREEMENT SHALL BE BROUGHT IN THE COURTS OF THE STATE OF FLORIDA OR IN THE U.S. DISTRICT COURT FOR THE SOUTHERN DISTRICT OF FLORIDA IN BROWARD COUNTY, AND THE Company ACCEPTS THE EXCLUSIVE PERSONAL JURISDICTION OF THOSE COURTS FOR THE PURPOSE OF ANY SUIT, ACTION OR PROCEEDING. IN ADDITION, THE Company KNOWINGLY, INTENTIONALLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH THEY MAY NOW OR

LATER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR ANY JUDGMENT ENTERED BY ANY COURT BROUGHT IN THE STATE OF FLORIDA, AND FURTHER, KNOWINGLY, INTENTIONALLY AND IRREVOCABLY WAIVE ANY CLAIM THAT ANY SUIT, ACTION OR PROCEEDING BROUGHT IN THE STATE OF FLORIDA HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH Party WAIVES ALL RIGHTS TO ANY TRIAL BY JURY IN ALL LITIGATION RELATING TO OR ARISING OUT OF THIS AGREEMENT.

               IN WITNESS WHEREOF, the Company to this Agreement have caused this Agreement to be duly executed as of the Closing Date.

                                           BUYER:

                                           CONTINUCARE CORPORATION,
                                           a Florida corporation

                                           By:
                                               ---------------------------

                                           Its:
                                               ---------------------------


                                           SUBSIDIARY:

                                           CONTINUCARE PHYSICIAN PRACTICE
                                           MANAGEMENT, INC., a Florida
                                           corporation


                                           By:
                                               ---------------------------

                                           Its:
                                               ---------------------------


                                           SHERIDAN:

                                           SHERIDAN HEALTHCARE, INC.,
                                           a Delaware corporation

                                           By:
                                               ---------------------------

                                           Its:
                                               ---------------------------


                                           COMPANY:

                                           ARTHRITIS & RHEUMATIC DISEASE
                                           SPECIALTIES, INC.
                                           a Florida corporation

                                           By:
                                               ---------------------------

                                           Its:
                                               ---------------------------